Exhibit 10.1

EAGLE ROCK ENERGY PARTNERS
LONG TERM INCENTIVE PLAN
(As Amended and Restated Effective October 8, 2015)
The Eagle Rock Energy Partners Long Term Incentive Plan (the “Plan”) is hereby amended and restated effective October 8, 2015 (the “Effective Date”), by Eagle Rock Energy G&P, LLC, a Delaware limited liability company (the “General Partner”), the general partner of Eagle Rock Energy GP, L.P., a Delaware limited partnership (“ERGP”), which is, in turn, the general partner of Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership”).
R E C I T A L S
WHEREAS, the Plan was adopted October 25, 2006 and was subsequently amended effective May 15, 2008, February 4, 2009, and was amended and restated effective September 17, 2010 and was subsequently amended effective June 24, 2014;
WHEREAS, on May 21, 2015, the Partnership, ERGP, Vanguard Natural Resources, LLC (“Vanguard”) and Talon Merger Sub, LLC, a wholly owned subsidiary of Vanguard (“Merger Sub”), entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, at the Effective Time (as defined in the Merger Agreement), Merger Sub merged with and into the Partnership, with the Partnership surviving as a wholly owned subsidiary of Vanguard (the “Merger”);
WHEREAS, pursuant to Section 3.5 of the Merger Agreement, prior to the Effective Time of the Merger (the “Closing Date”), the Board of Directors of Vanguard is required to, among other things, (a) adopt the Plan, including all obligations of the Partnership thereunder, (b) authorize the conversion of Units under the Plan from common units representing limited partnership interests in the Partnership to common units representing limited liability company interests in Vanguard, and (c) and take such other actions as may be necessary to convert awards of Restricted Units based on common units of the Partnership into awards of Restricted Units based on common units of Vanguard;
WHEREAS, the Board adopted the Plan pursuant to resolutions dated October 8, 2015; and
WHEREAS, the General Partner, as a wholly owned subsidiary of Vanguard as of the Closing Date, wishes to amend and restate the Plan to (a) transfer and assign sponsorship and administration of the Plan to Vanguard, (b) substitute common units representing limited liability company interests in Vanguard for common units representing limited partnership interests in the Partnership and (c) make certain other conforming changes.
NOW, THEREFORE, the Plan is hereby amended and restated in its entirety, effective as of the Effective Date.
Section 1.Purpose of the Plan. The Plan is intended to promote the interests of Vanguard and its Affiliates by providing to Employees, Consultants and Directors incentive compensation awards based on Units to encourage superior performance. The Plan is also contemplated to enhance the ability of Vanguard and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of Vanguard and to encourage them to devote their best efforts to advancing the business of Vanguard.
Section 2.    Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a)    “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
(b)    “Award” means an Option, Unit Appreciation Right, Restricted Unit, Phantom Unit, Substitute Award, Unit Award or Other Unit Based Award granted under the Plan, and shall include any tandem DERs granted with respect to an Award.
(c)    “Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.
(d)    “Board” means the Board of Directors of Vanguard.
(e)    “Change of Control” means, the occurrence of one of the following:
(i)    the consummation of an agreement to acquire or a tender offer for beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any “person” or “group” (within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act) such that afterwards such person or group has 40% or more of either (A) the then outstanding common equity securities of Vanguard (the “Outstanding Equity”) or (B) the combined voting power of the then outstanding voting securities of Vanguard (the “Outstanding Voting Securities”); provided, however, that for purposes of this subclause (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from Vanguard, (2) any acquisition by Vanguard, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Vanguard or any of its Affiliates, or (4) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) or (C) of subclause (iv) below; or
(ii)    the unitholders of Vanguard approve, in one or a series of transactions, a plan of complete liquidation of Vanguard; or
(iii)    the consummation of a reorganization, merger or consolidation involving Vanguard or a sale or other disposition by Vanguard of all or substantially all of its assets or an acquisition of assets of another entity (a “Business Combination”), in each case, unless following such Business Combination: (A) the Outstanding Equity and Outstanding Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities that represent or are convertible into more than 50% of, respectively, the then outstanding equity securities and the combined voting power of the then outstanding voting securities, as the case may be, of the entity resulting from such Business Combination or the resulting public parent thereof (including, without limitation, any entity that as a result of such transaction owns Vanguard, or all or substantially all of the assets of Vanguard either directly or through one or more subsidiaries), as the case may be, (B) no “person” or “group” (within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act) (excluding any employee benefit plan (or related trust) of Vanguard or the entity resulting from the Business Combination or the resulting public parent thereof, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding equity securities of the entity resulting from such Business Combination or the resulting public parent thereof, as the case may be, or the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed with respect to Vanguard prior to the Business Combination, and (C) at least a majority of the members of the board of directors or similar governing entity of the entity resulting from such Business Combination or the resulting public parent thereof, as the case may be, were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; provided, however, that clauses (A), (B) and (C) of this subclause (iv) shall not apply if the entity resulting from the Business Combination or the resulting public parent thereof, as the case may be, is a limited partnership unless 100% of the combined voting power of the voting securities of the general partner thereof is owned, directly or indirectly, by such limited partnership; or
(iv)    individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board.
(f)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.
(g)    “Committee” means the Board, the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.
(h)    “Consultant” means an individual who (i) renders consulting or advisory services to Vanguard or an Affiliate thereof and (ii) is not a Legacy Vanguard Employee.
(i)    “DER” means a distribution equivalent right, being a contingent right, granted in tandem with a specific Award (other than a Restricted Unit or Unit Award), to receive with respect to each Unit subject to the Award an amount in cash, Units and/or Phantom Units, as determined by the Committee in its sole discretion, equal in value to the distributions made by Vanguard with respect to a Unit during the period such Award is outstanding.
(j)    “Director” means a member of the Board or the board of an Affiliate of Vanguard who is not an Employee, a Consultant (other than in that individual’s capacity as a Director) or a Legacy Vanguard Employee.
(k)    “Employee” means an employee of Vanguard or an Affiliate of Vanguard who is not a Legacy Vanguard Employee.
(l)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(m)    “Fair Market Value” means, on any relevant date, the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the last market trading day prior to the applicable day (or, if there is no trading in the Units on such date, on the next preceding day on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). If Units are not traded on a national securities exchange or other market at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made by the Committee in good faith using a “reasonable application of a reasonable valuation method” within the meaning of Treasury Regulation Section 1.409A-l(b)(5)(iv)(B).
(n)    “Incumbent Board” means the portion of the Board constituted of the individuals who are members of the Board as of the date this Plan is effective and any other individual who becomes a member of the Board after such date, but excluding, for this purpose, any such individual whose initial assumption of office occurs as result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board.
(o)    “Legacy Vanguard Employee” means an individual who was employed by Vanguard or any of its Affiliates immediately prior to the closing of the Merger or becomes employed by Vanguard after the Effective Date.

(p)    “Option” means an option to purchase Units granted under the Plan.
(q)    “Other Unit Based Awards” means Awards granted to an Employee, Director or Consultant pursuant to Section 6(e) hereof.
(r)    “Participant” means an Employee, Consultant or Director granted an Award under the Plan.
(s)    “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.
(t)    “Phantom Unit” means a notional Unit granted under the Plan which upon vesting entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.
(u)    “Prior Effective Date” means June 24, 2014.
(v)    “Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.
(w)    “Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.
(x)    “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.
(y)    “SEC” means the Securities and Exchange Commission, or any successor thereto.
(z)    “Substitute Award” means an award granted pursuant to Section 6(g) of the Plan.
(aa)    “UDR” means a distribution made by Vanguard with respect to a Restricted Unit.
(ab)    “Unit” means a Common Unit of Vanguard.
(ac)    “Unit Appreciation Right” means a contingent right granted to an Employee, Director or Consultant pursuant to Section 6(b) that entitles the holder to receive, in cash or Units, as determined by the Committee in its sole discretion, an amount equal to the excess of the Fair Market Value of a Unit on the exercise date of the Unit Appreciation Right (or another specified date) over the exercise price of the Unit Appreciation Right.
(ad)    “Unit Award” means an award granted pursuant to Section 6(d) of the Plan.
Section 3.    Administration.
(a)    Authority of the Committee. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following and any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of Vanguard, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation all references in the Plan to the “Committee”, other than in Section 7, shall be deemed to include the Chief Executive Officer. Any such delegation shall not limit the Chief

Executive Officer’s right to receive Awards under the Plan; provided, however, the Chief Executive Officer may not grant Awards to himself, a Director or any executive officer Vanguard or an Affiliate, or take any action with respect to any Award previously granted to himself, a person who is an executive officer or a Director. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including, without limitation, Vanguard, any Affiliate, any Participant, and any beneficiary of any Participant.
(b)    Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of Vanguard or its Affiliates, Vanguard’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of Vanguard or any of its Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by Vanguard with respect to any such action or determination.
(c)    Exemptions from Section 16(b) Liability. It is the intent of Vanguard that the grant of any Awards to, or other transaction by, a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 or another applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or such other exemption as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3.
Section 4.    Units.
(a)    Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the maximum number of Units that may be delivered with respect to Awards under the Plan, since its original inception, is 2,682,500 Units that can be used to make any Award of any type under the Plan. Units withheld from an Award to satisfy Vanguard or an Affiliate’s tax withholding obligations with respect to the Award shall not be considered to be Units delivered under the Plan for this purpose. If any Award is forfeited, cancelled, exercised, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (the grant of Restricted Units is not a delivery of Units for this purpose), the Units subject to such Award shall again be available for Awards under the Plan (including Units not delivered in connection with the exercise of an Option or Unit Appreciation Right). There shall not be any limitation on the number of Awards that may be granted and paid in cash.

(b)    Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, Vanguard or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.
(c)    Anti-dilution Adjustments. With respect to any “equity restructuring” event that could result in an additional compensation expense to Vanguard pursuant to the provisions of FASB Accounting Standards Codification, Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted after such event. With respect to any other similar event that would not result in an accounting charge under FASB Accounting Standards Codification, Topic 718 if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate with respect to such other event. In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(c), the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of Units that may be delivered with respect to Awards under the Plan as provided in Section 4(a) and the kind of Units or other securities available for grant under the Plan.
Section 5.    Eligibility. Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan. Notwithstanding the foregoing, Employees, Consultants and Directors that provide services to Affiliates that are not considered a single employer with Vanguard under Code Section 414(b) or Code Section 414(c) shall not be eligible to receive Awards which are subject to Code Section 409A until the Affiliate adopts this Plan as a participating employer in accordance with Section 10.
Section 6.    Awards.
(a)    Options. The Committee may grant Options which are intended to comply with Treasury Regulation Section 1.409A-l(b)(5)(i)(A) only to Employees, Consultants or Directors performing services for Vanguard or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with Vanguard and ending with the corporation or other entity for which the Employee, Consultant or Director performs services. For purposes of this Section 6(a), “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Treasury Regulation Section 1.414(c)-2(b)(2)(ii)) of at least 50% of such trust or estate. The Committee may grant Options that are otherwise exempt from or compliant with Code Section 409A to any eligible Employee, Consultant or Director. The Committee shall have the authority to determine the number of Units to be covered by each Option, the purchase price therefor and the Restricted Period and other conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
(v)    Exercise Price. The exercise price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant of the Option.

(vi)    Time and Method of Exercise. The Committee shall determine the exercise terms and the Restricted Period with respect to an Option grant, which may include, without limitation, a provision for accelerated vesting upon the achievement of specified performance goals or other events, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to Vanguard, a “cashless-broker” exercise through procedures approved by Vanguard, or any combination of methods, having a Fair Market Value on the exercise date equal to the relevant exercise price.
(vii)    Forfeitures. Except as otherwise provided in the terms of the Option grant, upon termination of a Participant’s employment with Vanguard and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all unvested Options shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options; provided that the waiver contemplated under this Section 6(a)(iii) shall be effective only to the extent that such waiver will not cause the Participant’s Options that are designed to satisfy Code Section 409A to fail to satisfy such section.
(b)    Unit Appreciation Rights. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant, whether Units or cash shall be delivered upon exercise, the exercise price therefor and the conditions and limitations applicable to the exercise of the Unit Appreciation Rights, including the following terms and conditions and such additional terms and conditions as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
(i)    Exercise Price. The exercise price per Unit Appreciation Right shall be determined by the Committee at the time the Unit Appreciation Right is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant of the Unit Appreciation Right.
(ii)    Time of Exercise. The Committee shall determine the Restricted Period and the time or times at which a Unit Appreciation Right may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals or other events.
(iii)    Forfeitures. Except as otherwise provided in the terms of the Unit Appreciation Right grant, upon termination of a Participant’s employment with or service to Vanguard and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Unit Appreciation Rights awarded to the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights.
(c)    Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards.
(i)    UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that distributions made by Vanguard with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction at the same time as cash distributions are paid by Vanguard to its unitholders. Notwithstanding the foregoing, UDRs shall only be paid in a manner that is either exempt from or in compliance with Code Section 409A.
(ii)    Forfeitures. Except as otherwise provided in the terms of the Restricted Units or Phantom Units Award Agreement, upon termination of a Participant’s employment with, or consultant services to, Vanguard and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units and Phantom Units awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units and/or Phantom Units; provided that the waiver contemplated under this Section 6(c)(ii) shall be effective only to the extent that such waiver will not cause the Participant’s Restricted Units and/or Phantom Units that are designed to satisfy Code Section 409A to fail to satisfy such section.
(iii)    Lapse of Restrictions.
(A)    Phantom Units. Unless otherwise specified in an Award Agreement, no later than the 15th calendar day following the vesting of each Phantom Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to settlement of such Phantom Unit and shall receive one Unit or an amount in cash equal to the Fair Market Value of a Unit (for purposes of this Section 6(c)(iii)(A), as calculated on the last day of the Restricted Period), as determined by the Committee in its discretion.
(B)    Restricted Units. Upon the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate so that the Participant then holds an unrestricted Unit.
(d)    Unit Awards. A Unit Award of Units not subject to a Restricted Period may be granted under the Plan to any Employee, Consultant or Director as a bonus or additional compensation or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts as the Committee determines to be appropriate.
(e)    Other Unit Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Units, as deemed by the Committee to be consistent with the purposes of this Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Units, purchase rights for Units, Awards with value and payment contingent upon performance of Vanguard or any other factors designated by the Committee, and Awards valued by reference to the book value of Units or the value of securities of or the performance of specified Affiliates of Vanguard. The Committee shall determine the terms and conditions of such Awards. Units delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(e) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Units, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Section 6(e).
(f)    DERs. To the extent provided by the Committee, in its discretion, an Award (other than a Restricted Unit or Unit Award) may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent a contrary provision in the Award Agreement, DERs shall be paid to the Participant without restriction at the same time as cash distributions are paid by Vanguard to its unitholders. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with Code Section 409A. Further notwithstanding the foregoing, with respect to DERs that are granted in respect of an Award subject to performance conditions as described in Section 6(h)(ii), payment of such DERs shall be delayed until such time as the applicable performance conditions have been satisfied.
(g)    Substitute Awards. Awards may be granted under the Plan in substitution for similar awards held by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by Vanguard or an Affiliate of another entity or the assets of another entity. Such Substitute Awards that are Options may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with Code Section 409A and the Treasury Regulations thereunder.
(h)    General.
(i)    Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of Vanguard or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of Vanguard or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards. Notwithstanding the foregoing but subject to Section 7(c) of the Plan, without the approval of unitholders, the Committee will not (i) exchange, substitute or otherwise reduce the exercise price of previously granted Options or Unit Appreciation Rights in a transaction that constitutes a “repricing” as such term is used in Rule 5635(c) of the NASDAQ Listing Rules, as amended from time to time, or (ii) cause Vanguard to offer to purchase or exchange for cash Options or Unit Appreciation Rights if, at the time of such offer, the Fair Market Value of a Unit is less than the exercise price of such Options or Unit Appreciation Rights.
(ii)    Performance Conditions. The right of a Participant to exercise or receive, and/or the vesting or settlement of, any Award and the timing thereof may be subject to such performance conditions as may be specified by the Committee. The Committee shall establish any such performance conditions and goals based on one or more business criteria for Vanguard, on a consolidated basis, and/or for specified Affiliates or business or geographical units of Vanguard, as determined by the Committee in its discretion, which may include (but are not limited to) one or more of the following: (A) earnings per Unit, (B) increase in revenues, (C) increase in cash flow, (D) increase in cash flow from operations, (E) increase in cash follow return, (F) return on net assets, (G) return on assets, (H) return on investment, (I) return on capital, (J) return on equity, (K) economic value added, (L) operating margin, (M) contribution margin, (N) net income, (O) net income per Unit, (P) pretax earnings, (Q) pretax earnings before interest, depreciation and amortization, (R) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items, (S) total unitholder return, (T) debt reduction, (U) market share,

(V) change in the Fair Market Value of the Units, (W) operating income, and (X) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.
(iii)    Limits on Transfer of Awards.
(A)    Except as provided in Section 6(h)(iii)(C) below, each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.
(B)    Except as provided in Section 6(h)(iii)(C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against Vanguard.
(C)    To the extent specifically provided by the Committee with respect to an Option or Unit Appreciation Right, an Option or Unit Appreciation Right may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.
(iv)    Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.
(v)    Unit Certificates. All certificates for Units or other securities of Vanguard delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.
(vi)    Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine.
(vii)    Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, Vanguard is not reasonably able to obtain Units to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by Vanguard.

(viii)    Change of Control. No Award that constitutes a “deferral of compensation” within the meaning of Treasury Regulation Section 1.409A-1(b), whether by design, due to a subsequent modification in the terms and conditions of such Award or as a result of a change in applicable law following the date of grant of such Award, and that is not exempt from Section 409A of the Code pursuant to an applicable exemption (any such Award, a “409A Award”) shall become exercisable, or be settled or otherwise paid or distributed, pursuant to the Plan or the applicable Award Agreement, as a result of a Change of Control, unless the event constituting such Change of Control also constitutes a “change in the ownership or effective control” or “in the ownership of a substantial portion of the assets” of Vanguard within the meaning of Treasury Regulation Section 1.409A-3(i)(5); except that, to the extent permitted under Section 409A and the Treasury Regulations promulgated thereunder, the time of exercise, payment or settlement of a 409A Award shall be accelerated, or payment shall be made under the Plan in respect of such Award, upon the occurrence of a Change of Control, as determined by the Committee in its discretion, to the extent necessary to pay income, withholding, employment or other taxes imposed on such 409A Award. To the extent any 409A Award does not become exercisable or is not settled or otherwise payable upon a Change of Control as a result of the limitations described in the preceding sentence, it shall become exercisable or be settled or otherwise payable upon the occurrence of an event that qualifies as a permissible time of distribution in respect of such 409A Award under Section 409A and the Treasury Regulations promulgated thereunder, the Plan and the terms of the governing Award Agreement.
(ix)    Additional Agreements. Each Employee, Consultant or Director to whom an Award is granted under this Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Person’s termination of services with Vanguard or its Affiliates to a general release of claims and/or a noncompetition agreement in favor of Vanguard and its Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.
Section 7.    Amendment and Termination. Except to the extent prohibited by applicable law:
(a)    Amendments to the Plan. Except as required by the rules of the principal securities exchange on which the Units are traded and subject to Section 7(b) below, the Board may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person.
(b)    Amendments to Awards. Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall materially reduce the benefit to a Participant without the consent of such Participant. Notwithstanding the foregoing, the Board may amend the Plan or an Award to cause such Award to be exempt from Code Section 409A or to comply with the requirements of Code Section 409A or any other applicable law.
(c)    Actions Upon the Occurrence of Certain Events. Upon the occurrence of a Change of Control, any change in applicable law or regulation affecting the Plan or Awards thereunder, or any change in accounting principles affecting the financial statements of Vanguard, the Committee, in its sole discretion, without the consent of any Participant or holder of the Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding Award:

(i)    provide for either (A) the termination of any Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by Vanguard without payment); provided, that, in the event the occurrence giving rise to the Committee’s exercise of its powers under this Section 7(c) is a transaction pursuant to which Vanguard is survived by a successor entity with a readily tradable security, the Committee shall not have the authority to terminate and cash out any such Award pursuant to this Section 7(c)(i)(A) but will instead but required to provide for the assumption of such Awards by the successor or survivor entity in accordance with Section 7(c)(ii) below, or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;
(ii)    provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;
(iii)    make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of (including the exercise price), and the vesting and performance criteria included in, outstanding Awards, or both;
(iv)    provide that such Award shall be exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
(v)    provide that the Award cannot be exercised or become payable after such event, i.e., shall terminate upon such event.
Notwithstanding the foregoing, (i) any such action contemplated under this Section 7 shall be effective only to the extent that such action will not cause any Award that is designed to satisfy Code Section 409A to fail to satisfy such section, and (ii) with respect to an above event that is an “equity restructuring” event that would be subject to a compensation expense pursuant to FASB Accounting Standards Codification, Topic 718, the provisions in Section 4(c) shall control to the extent they are in conflict with the discretionary provisions of this Section 7.
Section 8.    General Provisions.
(a)    No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.
(b)    Tax Withholding. Unless other arrangements have been made that are acceptable to Vanguard or an Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of Vanguard or Affiliate to satisfy its withholding obligations for the payment of such taxes; provided, that if such tax obligations are satisfied through the withholding of Units that are otherwise issuable to the Participant pursuant to an Award (or through the surrender of Units by the

Participant to Vanguard or an Affiliate), the number of Units that may be so withheld (or surrendered) shall be limited to the number of Units that have an aggregate Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such tax liabilities determined based on the applicable minimum statutory withholding rates for U.S. federal, state and/or local tax purposes, including payroll taxes, as determined by Vanguard or an Affiliate. Notwithstanding the foregoing, with respect to any Participant who is subject to Rule 16b-3, such tax withholding may be effected by withholding, selling or receiving Units or other property and making cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee (which for these purposes shall be comprised of two or more “nonemployee directors” within the meaning of Rule 16b-3(b)(3) or the full Board and which such discretion may not be delegated to management).
(c)    No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of Vanguard or any Affiliate or to remain on the Board, as applicable. Furthermore, Vanguard or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.
(d)    Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas without regard to its conflicts of laws principles.
(e)    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(f)    Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle Vanguard or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to Vanguard by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
(g)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between Vanguard or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from Vanguard or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of Vanguard or such Affiliate.
(h)    No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.
(i)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j)    Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner that the Committee may select, and Vanguard shall be relieved of any further liability for payment of such amounts.
(k)    Participation by Affiliates. In making Awards to Employees employed by an entity other than Vanguard, the Committee shall be acting on behalf of the Affiliate, and to the extent Vanguard has an obligation to reimburse the Affiliate for compensation paid for services rendered for the benefit of Vanguard, such payments or reimbursement payments may be made by Vanguard directly to the Affiliate.
(l)    Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.
(m)    Code Section 409A. Notwithstanding any other provision of the Plan to the contrary, any Award subject to Code Section 409A is intended to satisfy the application of Code Section 409A to the Award.
(n)    No Guarantee of Tax Consequences. None of the Board, the Committee nor Vanguard makes any commitment or guarantee that any federal, state or local tax treatment will (or will not) apply or be available to any Participant.
(o)    Specified Employee under Code Section 409A. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Code Section 409A and the Treasury Regulations thereunder) becomes entitled to a payment under an Award which is a 409A Award on account of a “separation from service” (as defined under Code Section 409A and the Treasury Regulations thereunder), such payment shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six month period described herein will be aggregated and paid in a lump sum without interest.
(p)    Clawback. This Plan is subject to any written clawback policies Vanguard or an Affiliate, with the approval of the Board, may adopt. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under this Plan to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to Vanguard or an Affiliate’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that Vanguard or an Affiliate determines should apply to this Plan.
Section 9.    Term of the Plan. The Plan shall be effective as of the Effective Time. The Plan and shall continue until the earliest of (i) the date terminated by the Board, (ii) all Units available under the Plan have been paid to Participants, or (iii) the 10th anniversary of the Prior Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, however, any Award granted prior to such termination, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.
Section 10.    Adoption by Affiliates. With the consent of the Committee, any Affiliate that is not considered a single employer with Vanguard under Code Section 414(b) or Code Section 414(c) may adopt the Plan for the benefit of its Employees, Consultants or Directors by written instrument delivered to the Committee before the grant to such Affiliate’s Employees, Consultants or Directors under the Plan of any 409A Award.

[Signature Page Follows]

IN WITNESS WHEREOF, this Plan has been executed on October 8, 2015.

EAGLE ROCK ENERGY PARTNERS, L.P.
By: Eagle Rock Energy GP, L.P.,
    its General Partner
By: Eagle Rock Energy G&P, LLC,
        its General Partner

By:    /s/ Richard A. Robert
Name:    Richard A. Robert
Title:    Executive Vice President, Chief Financial Officer and Corporate Secretary